Exhibit 99.1

Beam Therapeutics Announces Transition of Chief Financial Officer

Cambridge, Mass., July 15, 2024 – Beam Therapeutics Inc. (Nasdaq: BEAM), a biotechnology company developing precision genetic medicines through base editing, today announced that its chief financial officer, Terry-Ann Burrell, will be leaving the company effective August 9, 2024 to pursue a new opportunity as vice chairman of investment banking at JPMorgan Chase. As part of a transition process, the company has initiated a search for a successor.

“Terry-Ann has been an invaluable member of our team over the last five years, and her leadership was instrumental in the success of our IPO, the build-out of our finance and corporate affairs functions, and the development of Beam’s organization and culture,” said John Evans, chief executive officer at Beam. “During her tenure, we have successfully raised significant capital to invest in our innovative platform technologies, our manufacturing capabilities, and now our rapidly growing clinical and research portfolio. I am grateful for Terry-Ann’s many contributions and wish her continued success in her next role at JPMorgan.”

“It has been a highlight of my career to build a top-tier finance organization and work alongside the incredible team of people at Beam,” said Ms. Burrell. “With a robust pipeline in development, anchored by three clinical trials launched in the last year, a strong balance sheet, and a world-class leadership team, I am confident in the future trajectory of this company and the potential of its base editing programs to make a meaningful difference in the lives of patients worldwide.”

About Beam Therapeutics

Beam Therapeutics (Nasdaq: BEAM) is a biotechnology company committed to establishing the leading, fully integrated platform for precision genetic medicines. To achieve this vision, Beam has assembled a platform that includes a suite of gene editing and delivery technologies and is in the process of building internal manufacturing capabilities. Beam’s suite of gene editing technologies is anchored by base editing, a proprietary technology that is designed to enable precise, predictable and efficient single base changes, at targeted genomic sequences, without making double-stranded breaks in the DNA. This has the potential to enable a wide range of potential therapeutic editing strategies that Beam is using to advance a diversified portfolio of base editing programs. Beam is a values-driven organization committed to its people, cutting-edge science, and a vision of providing life-long cures to patients suffering from serious diseases.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Investors are cautioned not to place undue reliance on these forward-looking statements, including, but not limited to, statements related to: the transition of our chief financial officer; the therapeutic applications and potential of our technology; our plans, and anticipated timing, to advance our programs; and our ability to develop life-long, curative, precision genetic medicines for patients through base editing. Each forward-looking statement is subject to important risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such statement, including, without limitation, risks and uncertainties related to: our ability to attract, hire and retain highly skilled executive officers and employees, including with respect to the position of chief financial officer; our ability to develop, obtain regulatory approval for, and commercialize our product candidates, which may take longer or cost more than planned; our ability to raise additional funding, which may not be available; the uncertainty that our product candidates will receive regulatory approval necessary to initiate human clinical studies; that preclinical testing of our product candidates and preliminary or interim data from preclinical studies and clinical trials may not be predictive of the results or success of ongoing or later clinical trials; that initiation and enrollment of, and anticipated timing to advance, our clinical trials may take longer than expected; that our product candidates may experience manufacturing or supply interruptions or failures; risks related to competitive products; and the other risks and uncertainties identified under the headings “Risk Factors Summary” and “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023, our Quarterly Report on Form 10-Q for the quarter ended March 31, 2024, and in any subsequent filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date of this press release. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by applicable law.

Contacts:

Investors:

Holly Manning

Beam Therapeutics

hmanning@beamtx.com

Media:

Dan Budwick

1AB

dan@1abmedia.com